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                                                                  EXHIBIT 10.34

         The Company has entered into an employment offer letter on substantially the terms set forth in the employment offer letter attached hereto with each of the below-named executive officers of the Company or its subsidiary, Millennium Predictive Medicine, Inc., on the dates set forth below:

         NAME OF EXECUTIVE OFFICER                        DATE OF EXECUTION
         -------------------------                        -----------------
         Robert I. Tepper, M.D.                           May 5, 1994
         Frank Lee, Ph.D.                                 June 6, 1994
         Linda K. Pine                                    September 27, 1994
         Kenneth J. Conway                                June 24, 1997
         Michael R. Pavia, Ph.D.                          July 22, 1997
         John B. Douglas III                              April 28, 1999


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DATE

NAME
ADDRESS

Dear
On behalf of Millennium Pharmaceuticals, Inc. (the "Company"), I am pleased to offer you the position of XXXX reporting to XXXX.

1. JOB RESPONSIBILITIES: Your job responsibilities in this position will include the following:

     Your short-term goals will include:

     Your long-term goals will include:

     / / Actively participate in recruiting an outstanding scientific and management team for Millennium.

     / / Creating and supporting an environment in the Company that is highly motivating, creative, goal-oriented and a place where all business people and scientists want to work.

2. EFFECTIVE DATE: The effective date of your full-time employment with the Company is to be determined upon your formal acceptance of this offer.

3. SALARY: Your base salary will initially be XXXX per annum. Your salary will be paid periodically in accordance with the Company's payroll procedures. In addition, in accordance with the Company's compensation practices, you will receive, approximately annually, a salary review which will be based on your performance, the Company's performance and such other factors as may be determined by the Company's Board of Directors.

4. BENEFITS: You and your dependents will be eligible for the Company's standard medical, dental, life insurance, disability benefits and Section 125 cafeteria plan. After the standard waiting periods, you will also be eligible to participate in the Company's 401(k) and Employee Stock Purchase plans. You will accrue vacation at

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     the rate of 1.25 days per month of full-time employment. Standard paid holidays will be observed. Transportation benefits, including a choice of MBTA pass up to $60 or contributory off-site parking, are also available. The Company, however, reserves the right to modify its employee benefit programs from time-to-time.

5. EQUITY PARTICIPATION, VESTING OF STOCK: Subject to approval by the Company's Board of Directors, you will be granted an incentive stock option exercisable for XXXX shares of the Company's Common Stock at an exercise price equal to the current fair market value of the Company's Common Stock as determined by the Company's Board of Directors. This option will vest as to one fourth (1/4) of the shares on the first anniversary of your commencement of full-time employment with the Company and as to one forty-eighth (1/48) of the shares at the end of each full month thereafter until all shares are vested, provided that you remain employed by the Company. In the event of your death or total and permanent disability (as defined in the Internal Revenue Code of 1986, as amended) during the first year of your employment, the initial one-fourth (1/4) of your shares that would have vested at the end of your first year of employment shall vest. In the event of termination of your employment for any reason (except as set forth in the preceding sentence), vesting shall cease. Please refer to the Company's Incentive Stock Plan for complete details.

     In addition, subject to the approval of the respective Boards of Directors of each Millennium subsidiary, you will be granted stock options of 3,000 shares in each subsidiary under the terms of the Millennium Intercompany Stock Program. These options will each vest as to one forty-eighth (1/48) of the shares monthly.

6. EMPLOYMENT PERIOD: Your employment with the Company will be at-will, meaning that you will not be obligated to remain employed by the Company for any specified period of time; likewise, the Company will not be obligated to continue your employment for any specific period and may terminate your employment at any time, with or without cause.

7. SEVERANCE: In the event that your employment is terminated by the Company other than for Justifiable Cause (as defined below, the Company will pay you a severance payment (the "Severance Payment") equal to 12 months' salary (no stock vesting). The Severance Payment will be payable periodically in accordance with the Company's payroll procedures as then in effect and the Company's obligation to make the Severance Payment will cease in the event that you accept other employment. In the event your employment is terminated by the Company for Justifiable Cause (as defined below) or voluntarily by you, you will not be entitled to any Severance Payment.

     For purposes hereof, the term "Justifiable Cause" shall mean the occurrence of any of the following events: (I) your conviction of, or pleas of nolo contendere with respect to a felony or a crime involving moral turpitude,
     (ii) your commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Company,
     (iii) your commission of an act, or failure to act, which

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     the Board of Directors of the Company shall reasonably have found to have involved willful misconduct or gross negligence on your part, in the conduct of your duties hereunder, (iv) habitual absenteeism, alcoholism or drug dependence on your part which interferes with the performance of your duties hereunder, (v) your willful and material breach or refusal to perform your services as provided herein, (vi) any other material breach by you of the provisions hereof or (vii) your willful and material failure or refusal to carry out a direct request of the Board of Directors or Chief Executive Officer. In the event that the Company terminates your employment for Justifiable Cause, the Company will provide you with a statement of the basis for such termination and an opportunity to respond thereto.

8. EMPLOYMENT ELIGIBILITY VERIFICATION: Please note that all persons employed in the United States, are required to complete an Employment Eligibility Verification Form on the first day of employment and submit an original document or documents that establish identity and employment eligibility within three business days of employment. For your convenience, we are enclosing Form I-9 for your review. You will need to complete Section 1 and present original document(s) of your choice as listed on the reverse side of the form once you begin work.

9. PROPRIETARY INFORMATION, NO CONFLICTS: You agree to execute the Company's standard form of Invention, Non-Disclosure and Non-Competition Agreement and to be bound by all of the provisions thereof. You hereby represent that you are not presently bound by any employment agreement, confidential or proprietary information agreement or similar agreement with any current or previous employer that would impose any restriction on your acceptance of this offer or that would interfere with your ability to fulfill the responsibilities of your position with the Company.

10. MEDICAL SURVEILLANCE: As part of Millennium's medical surveillance program, employees are required to have an initial physical, provided at Mt. Auburn Hospital. All laboratory employees working with hazardous chemical, infectious agents, radio labeled materials or animals shall have access to medical attention, including initial and periodic medical exams without cost to the employee or loss of pay. An employee may refuse an exam if he/she signs a release. If you want to decline from having the initial physical, please notify Human Resources on your first day at New Employee Orientation. Your initial surveillance examination will be scheduled to take place during the first week of your employment.

11. NEW EMPLOYEE ORIENTATION: On the first Monday of your employment with the Company, you should arrive at our 75 Sidney Street location for New Employee Orientation.

12. SIGN-ON BONUS: The Company will pay you a bonus of XXXX. Payment will be made on the date of the first paycheck following commencement of your full time employment. Should you terminate for any reason within 12 months of your starting date after having received you bonus, the Company reserves the right to seek repayment of all or a pro-rata portion of your bonus.


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13.  RELOCATION EXPENSES: Upon your acceptance of this offer, you are eligible for reimbursement of the following expenses associated with your relocation:

         XXXX

XXXX, all of us here at Millennium are very enthusiastic about your commitment to joining the Company and have the highest expectation of your future contributions.

     Please indicate your acceptance of the foregoing by signing the enclosed copy of this letter and returning it to the Company no later than XXXX. After that date, the offer will lapse.

Very truly yours,
MILLENNIUM PHARMACEUTICALS, INC.

Linda K. Pine
Sr. Vice President, Human Resources

The foregoing is signed and accepted as of the date first above written by:

--------------------                              ----------------
XXXXXX                                            Date